EXHIBIT 3.13

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Correction (PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)	Filed in the Office of /s/ Barbara K. Cegavske	Business Number
E0717912007-6
Filing Number
20160338763-29
Filed On
	Secretary of State	07/29/2016
	State of Nevada	Number of Pages
1

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1.	The name of the entity for which correction is being made:
SINGLEPOINT INC.

2.	Description of the original document for which correction is being made:
Certificate of Amendment
3.	Filing date of the original document for which correction is being made:

4.	Description of the inaccuracy or defect: 07/26/2016

Par Value Shares:  500,000,000    Value:  $ 0.0001  Par Value Shares:  30,000,000   Value: $0.0001

No Par Value Shares: 0 ————--- Total Authorized Capital: $ 53,000.00 New Stock Value:  Par Value Shares:  1,000,000,000  Value: $0.001 Par Value Shares:  30,000,000 Value: $0.0001  No Par Value Shares:  0 —————--

Total Authorized Capital:  $ 1,003,000.00

5.	Correction of the inaccuracy or defect:

Par Value Shares:  30,000,000    Value:  $ 0.0001  No Par Value Shares:  ———————

Total Authorized Capital: $ 1,003,000.00  New Stock Value:  Par Value Shares:  1,000,000,000  Value: $0.001 Par Value Shares:  60,000,000   Value: $0.0001  No Par Value Shares:  0 —————--

Total Authorized Capital:  $ 106,000.00

6.	Signature:

/s/ Greg Lambrecht	CEO	07/27/2016
Authorized Signature	Title	Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction Revised: 1-5-15